Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Christopher & Banks Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333‑95109, 333‑95553, 333‑132378, 333‑136388, 333‑146625, 333‑153170, 333‑170249, 333‑189423, 333‑190132, 333‑197543, 333-212365 and 333-216487) and on Form S‑3 (Nos. 333‑181671) of Christopher & Banks Corporation of our reports dated March 16, 2017, with respect to the consolidated balance sheets of Christopher & Banks Corporation and subsidiaries as of January 28, 2017 and January 30, 2016, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended January 28, 2017, and the effectiveness of internal control over financial reporting as of January 28, 2017, which reports appear in the January 28, 2017 annual report on Form 10-K of Christopher & Banks Corporation.

/s/ KPMG LLP
Minneapolis, Minnesota
March 16, 2017